UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOLIGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1505029
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:

Common stock, par value $0.001 per share (“Common Stock”)

Warrants to purchase Common Stock

Name of each exchange on which each class is to be registered: The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. x

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. □

Securities Act registration statement file number to which this form relates: 333-214038

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions of the Common Stock and Warrants (collectively, the “Securities”) of the Registrant to be registered hereby, as included under the caption “Description of Capital Stock” in the Registrant’s Prospectus, dated November 22, 2016 (the “Prospectus”), forming a part of the Registration Statement on Form S-1 (Registration No. 333-214038) (the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), are incorporated by reference herein. In addition, any description of such Securities contained in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the Securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOLIGENIX, INC.

By:	/s/ Christopher J. Schaber
Christopher J. Schaber, PhD
President and Chief Executive Officer

Date: December 12, 2016

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